UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 25, 2013

Allied World Assurance Company Holdings, AG
__________________________________________
(Exact name of registrant as specified in its charter)

Switzerland	001-32938	98-0681223
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

Lindenstrasse 8, Baar/Zug, Switzerland		6340
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	+41-41-768-1080

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 25, 2013, Mr. Kent W. Ziegler joined Allied World Assurance Company Holdings, AG (the “Company”) as Senior Vice President, Finance and Chief Accounting Officer and as its principal accounting officer for SEC reporting purposes.

Prior to joining the Company, Mr. Ziegler, age 50, served as the Senior Vice President and Chief Financial Officer of the Retail Real Estate Division of JPMorgan Chase & Co., a position he held since 2010.  From 2005 to 2009, Mr. Ziegler served in JPMorgan Chase’s Business Banking Division, most recently as the Senior Vice President and Chief Financial Officer.  From 1989 to 2004, Mr. Ziegler served in various financial and operational positions at Gulf Insurance Group, including as the Executive Vice President, Chief Financial Officer and Chief Administrative Officer.  He began his career in public accounting at Ernst & Young.

Subject to the approval of the Board of Directors, Mr. Ziegler will receive restricted stock units under the Company’s 2012 Omnibus Incentive Compensation Plan worth approximately $100,000 for which he will enter into a standard award agreement.

The Company is not aware of Mr. Ziegler or any of his immediate family members participating in any transaction or currently proposed transaction with the Company that is reportable under Item 404(a) of Regulation S-K.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Allied World Assurance Company Holdings, AG

March 1, 2013	By:	/s/ Wesley D. Dupont

Name: Wesley D. Dupont
Title: Executive Vice President & General Counsel